  FORM 8-K Cover Page
  Items Reported
  Signatures

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 28, 2006

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Effective July 31, 2006, Downey Savings and Loan association, F.A. (the “Bank”), a wholly-owned subsidiary of Downey Financial Corp. promoted Ned Altemus, previously Vice President-Wholesale Manager, Northern Division of the Bank, to the position of Executive Vice President, Director of Residential Lending of the Bank. Mr. Altemus’ annual base salary will be $375,000. Mr. Altemus will also be eligible for an annual bonus, which is targeted at 100% of his base salary. Mr. Altemus will be eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. Mr. Altemus replaces Mr. John Gatzke, who left the Bank on July 28, 2006 to pursue other business opportunities.

Item 8.01  Other Events

The information contained in Item 1.01 relating to the appointment of Mr. Altemus as Executive Vice President, Director of Residential Lending of the Bank and the departure of Mr. Gatzke is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: August 1, 2006	By /s/ Jon A. MacDonald Jon A. MacDonald Corporate Secretary